UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2012

ENTEST BIOMEDICAL, INC.

(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

(a)  On July 22, 2012, the Board of Directors of Entest Biomedical, Inc. (the “ Company ”), in consultation with management, concluded that the Company’s previously issued financial statements for  the  quarter  ended May 30, 2012  should not be relied upon due to errors in those financial statements.

The errors resulted from the accidental insertion of certain figures derived from an earlier draft version of the Company’s Consolidated Statement of Operations for the Quarter ended May 31, 2012 within the Company’s Form 10-Q for the Quarter ended May 31, 2012.

These errors consisted of the following:

Cost of Revenues for the Quarter ended May 31, 2012 were erroneously reported as $33,713 when in actuality Cost of Revenues for the Quarter ended May 31, 2012 were $25,242

Operating Loss for the Quarter ended May 31, 2012 was erroneously reported as $251,721 when in actuality Operating Loss for the Quarter ended May 31, 2012 was $243,250

Loss Before Income Taxes and Net Loss for the Quarter ended May 31, 2012 were both erroneously reported as $386,851 when in actuality Loss Before Income Taxes and Net Loss for the Quarter ended May 31, 2012 were both $378,380

Net Loss Available to Common Shareholders for the Quarter ended May 31, 2012 was erroneously reported as $418,993 when in actuality Net Loss Available to Common Shareholders for the Quarter ended May 31, 2012 was $410,522

As the error resulted from human error in transcribing the financial statements into a format suitable for converting the documents into HTML  by the Company’s EDGAR preparation  service rather than error in the preparation of the financial statements, the Board of Directors of the Company determined that no discussions with the Company’s independent accountant regarding the matters disclosed in this  filing pursuant to this Item 4.02(a) were required and therefore no such discussions were conducted.

The Company is filing an amended Form 10Q for the period ended May 31,  2012  containing a corrected Consolidated Statement of Operations for the Quarter ended May 31, 2012 concurrently with the filing of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos

David R. Koos

Chief Executive Officer

Dated: July 23, 2012

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